                                                                    EXHIBIT 4(d)


                             THE ALPINE GROUP, INC.
                                       and
                       IBJ SCHRODER BANK & TRUST COMPANY,
                                     Trustee

                                    INDENTURE
                          Dated as of October 31, 1989

                                   $32,739,000

                  Convertible Secured Senior Subordinated Notes
                                due July 31, 1996

                              CROSS-REFERENCE TABLE


                 TIA Section               Indenture Section
                 -----------               -----------------

                 310(a)(1)                      7.10
                    (a)(2)                      7.10
                    (a)(3)                      N.A.*
                    (a)(4)                      N.A.
                    (b)                         7.08, 7.10, 13.02
                    (c)                         N.A.
                 311(a)                         7.11
                    (b)                         7.11
                    (c)                         N.A.
                 312(a)                         2.05
                    (b)                         13.03
                    (c)                         13.03
                 313(a)                         7.06
                    (b)(1)                      7.06
                    (b)(2)                      7.06
                    (c)                         7.06, 13.02
                    (d)                         7.06
                 314(a)                         4.02, 13.02
                    (b)                         11.02
                    (c)(1)                      13.04
                    (c)(2)                      13.04
                    (c)(3)                      N.A.
                    (d)                         11.02, 11.06
                    (e)                         13.05
                    (f)                         N.A.
                 315(a)                         7.01(b)
                    (b)                         7.05, 13.02
                    (c)                         7.01(a)
                    (d)                         7.01(d)
                    (e)                         6.11
                 316(a)(last sentence)          2.09
                    (a)(1)(A)                   6.05
                    (a)(1)(B)                   6.04
                    (a)(2)                      N.A.
                    (b)                         6.07
                 317(a)(1)                      6.08
                    (a)(2)                      6.09
                    (b)                         2.04
                 318(a)                         13.01



N.A. means not applicable.


                                       (i)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

1.01      Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .      1
1.02      Other Definitions. . . . . . . . . . . . . . . . . . . . . . .      9
1.03      Incorporation by Reference of Trust Indenture Act. . . . . . .      9
1.04      Rules of Construction. . . . . . . . . . . . . . . . . . . . .     10

                                   ARTICLE II

                                 THE SECURITIES

2.01      Form and Dating. . . . . . . . . . . . . . . . . . . . . . . .     10
2.02      Execution and Authentication . . . . . . . . . . . . . . . . .     10
2.03      Registrar and Paying Agent . . . . . . . . . . . . . . . . . .     11
2.04      Paying Agent to Hold Money in Trust. . . . . . . . . . . . . .     11
2.05      Securityholder Lists . . . . . . . . . . . . . . . . . . . . .     12
2.06      Transfer and Exchange. . . . . . . . . . . . . . . . . . . . .     12
2.07      Replacement Securities . . . . . . . . . . . . . . . . . . . .     12
2.08      Outstanding Securities . . . . . . . . . . . . . . . . . . . .     13
2.09      Treasury Securities. . . . . . . . . . . . . . . . . . . . . .     13
2.10      Temporary Securities . . . . . . . . . . . . . . . . . . . . .     14
2.11      Cancellation . . . . . . . . . . . . . . . . . . . . . . . . .     14
2.12      Defaulted Interest . . . . . . . . . . . . . . . . . . . . . .     14

                                   ARTICLE III

                                   REDEMPTION

3.01      Notices to Trustee . . . . . . . . . . . . . . . . . . . . . .     14
3.02      Selection of Securities to be Redeemed . . . . . . . . . . . .     15
3.03      Notice of Redemption . . . . . . . . . . . . . . . . . . . . .     15
3.04      Effect of Notice of Redemption . . . . . . . . . . . . . . . .     16
3.05      Deposit of Redemption Price. . . . . . . . . . . . . . . . . .     16
3.06      Securities Redeemed in Part. . . . . . . . . . . . . . . . . .     16

                                   ARTICLE IV

                                    COVENANTS

4.01      Payment of Securities. . . . . . . . . . . . . . . . . . . . .     17
4.02      SEC Reports; Reports to Securityholders. . . . . . . . . . . .     17
4.03      Compliance Certificate . . . . . . . . . . . . . . . . . . . .     18



                                       (i)

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

4.04      Notice of Default. . . . . . . . . . . . . . . . . . . . . . .     18
4.05      Waiver of Stay, Extension or Usury Laws. . . . . . . . . . . .     18
4.06      Corporate Existence. . . . . . . . . . . . . . . . . . . . . .     19
4.07      Properties . . . . . . . . . . . . . . . . . . . . . . . . . .     19
4.08      Taxes and Other Claims . . . . . . . . . . . . . . . . . . . .     19
4.09      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .     20
4.10      Limitation on Issuance of Certain Exchange Indebtedness. . . .     20
4.11      Limitation on Payment Restrictions Affecting Subsidiaries. . .     20
4.12      Limitation on Purchase of Old Securities . . . . . . . . . . .     21
4.13      Restricted Payments. . . . . . . . . . . . . . . . . . . . . .     21
4.14      Limitation on Future Subordinated Indebtedness . . . . . . . .     22
4.15      Limitation on Indebtedness . . . . . . . . . . . . . . . . . .     22
4.16      Restrictions on Transactions with Affiliates . . . . . . . . .     23
4.17      Maintenance of Consolidated Stockholders' Equity . . . . . . .     23
4.18      Limitation on Liens. . . . . . . . . . . . . . . . . . . . . .     26
4.19      Limitation on Certain Investments. . . . . . . . . . . . . . .     26

                                    ARTICLE V

                                   SUCCESSORS

5.01      When Company May Merge, etc. . . . . . . . . . . . . . . . . .     26
5.02      Successor Corporation Substituted. . . . . . . . . . . . . . .     28

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

6.01      Events of Default. . . . . . . . . . . . . . . . . . . . . . .     28
6.02      Acceleration . . . . . . . . . . . . . . . . . . . . . . . . .     30
6.03      Other Remedies . . . . . . . . . . . . . . . . . . . . . . . .     31
6.04      Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . .     31
6.05      Control by Majority. . . . . . . . . . . . . . . . . . . . . .     31
6.06      Limitation on Suits. . . . . . . . . . . . . . . . . . . . . .     31
6.07      Rights of Holders to Receive Payment . . . . . . . . . . . . .     32
6.08      Collection suit by Trustee . . . . . . . . . . . . . . . . . .     32
6.09      Trustee May File Proofs of Claim . . . . . . . . . . . . . . .     32
6.10      Priorities . . . . . . . . . . . . . . . . . . . . . . . . . .     33
6.11      Undertaking for Costs. . . . . . . . . . . . . . . . . . . . .     33


                                      (ii)

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE
                                                                            ----

                                   ARTICLE VII

                                     TRUSTEE

7.01      Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . .     34
7.02      Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . .     35
7.03      Individual Rights of Trustees. . . . . . . . . . . . . . . . .     36
7.04      Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . .     36
7.05      Notice of Defaults . . . . . . . . . . . . . . . . . . . . . .     36
7.06      Reports by Trustee to Holders. . . . . . . . . . . . . . . . .     36
7.07      Compensation and Indemnity . . . . . . . . . . . . . . . . . .     36
7.08      Replacement of Trustee . . . . . . . . . . . . . . . . . . . .     37
7.09      Successor Trustee by Merger, etc.. . . . . . . . . . . . . . .     39
7.10      Eligibility: Disqualification. . . . . . . . . . . . . . . . .     39
7.11      Preferential Collection of Claims Against Company. . . . . . .     39

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

8.01      Termination of Company's Obligations . . . . . . . . . . . . .     39
8.02      Application of Trust Money . . . . . . . . . . . . . . . . . .     40
8.03      Repayment to Company . . . . . . . . . . . . . . . . . . . . .     41
8.04      Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . .     41

                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS

9,01      Without Consent of Holders . . . . . . . . . . . . . . . . . .     41
9.02      With Consent of Holders. . . . . . . . . . . . . . . . . . . .     42
9.03      Compliance with Trust Indenture Act. . . . . . . . . . . . . .     43
9.04      Revocation and Effect of Consents. . . . . . . . . . . . . . .     43
9.05      Notation on or Exchange of Securities. . . . . . . . . . . . .     43
9.06      Trustee Protected. . . . . . . . . . . . . . . . . . . . . . .     43

                                    ARTICLE X

                                  SUBORDINATION

10.01     Securities Subordinated to Senior Indebtedness;
           Exception for Pledged Collateral. . . . . . . . . . . . . . .     44
10.02     Priority and Payment Over of Proceeds in Certain Events. . . .     44


                                      (iii)

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE
                                                                            ----

10.03     Payment May Be Paid Except in Limited Circumstances. . . . . .     46
10.04     Rights of Holders of Senior Indebtedness Not to Be Impaired. .     47
10.05     Authorization to Trustee to Take Action to Effectuate
           Subordination . . . . . . . . . . . . . . . . . . . . . . . .     47
10.06     Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . .     47
10.07     Obligations of Company unconditional . . . . . . . . . . . . .     48
10.08     Trustee Entitled to Assume Payments Not Prohibited in
           Absence of Notice . . . . . . . . . . . . . . . . . . . . . .     49
10.09     Right of Trustee to Hold Senior Indebtedness . . . . . . . . .     49
10.10     Modification of Terms of senior Indebtedness . . . . . . . . .     49
10.11     Trustee's Undertaking to Holders of Senior Indebtedness. . . .     49
10.12     Article X Not to Prevent Events of Default . . . . . . . . . .     50
10.13     Officers' Certificate. . . . . . . . . . . . . . . . . . . . .     50
10.14     Paying Agents Other Than the Trustee . . . . . . . . . . . . .     50
10.15     Benefits of Indenture. . . . . . . . . . . . . . . . . . . . .     50

                                   ARTICLE XI

                                    SECURITY

11.01     Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . .     50
11.02     Recording, Etc.. . . . . . . . . . . . . . . . . . . . . . . .     51
11.03     Suits to Protect the Collateral. . . . . . . . . . . . . . . .     53
11.04     Authorization of Receipt of Funds by Trustee under the
           Security Documents. . . . . . . . . . . . . . . . . . . . . .     53
11.05     Certain Sales, Exchanges, Etc.; Purchase Offer . . . . . . . .     53
11.06     Pledge of Non-Cash Proceeds and Release of Pledged Shares
           and Excess Net Proceeds . . . . . . . . . . . . . . . . . . .     56
11.07     Termination of Security Interest . . . . . . . . . . . . . . .     58

                                   ARTICLE XII

                                   CONVERSION

12.01     Conversion Privilege . . . . . . . . . . . . . . . . . . . . .     58
12.02     Conversion Procedure . . . . . . . . . . . . . . . . . . . . .     58
12.03     Fractional Shares. . . . . . . . . . . . . . . . . . . . . . .     59


                                      (iv)

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE
                                                                            ----

12.04     Taxes on conversion. . . . . . . . . . . . . . . . . . . . . .     59
12.05     Company to Provide Stock . . . . . . . . . . . . . . . . . . .     60
12.06     Adjustment for Change in Capital Stock . . . . . . . . . . . .     60
12.07     Adjustment for Rights Issue. . . . . . . . . . . . . . . . . .     61
12.08     Adjustment for Other Distributions . . . . . . . . . . . . . .     62
12.09     Mandatory Adjustment . . . . . . . . . . . . . . . . . . . . .     62
12.10     Voluntary Adjustment . . . . . . . . . . . . . . . . . . . . .     63
12.11     When Adjustment May Be Deferred. . . . . . . . . . . . . . . .     63
12.12     When Adjustment is Not Required. . . . . . . . . . . . . . . .     63
12.13     Notice of Adjustment . . . . . . . . . . . . . . . . . . . . .     64
12.14     Notice of Certain Transactions . . . . . . . . . . . . . . . .     64
12.15     Consolidation, Merger or Sale of the Company . . . . . . . . .     64
12.16     Company Determination Final. . . . . . . . . . . . . . . . . .     65
12.17     Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . .     65
12.18     No Conversion Under Certain Circumstances. . . . . . . . . . .     65

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01     Trust Indenture Act Controls . . . . . . . . . . . . . . . . .     65
13.02     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .     65
13.03     Communications by Holders with other Holders . . . . . . . . .     67
13.04     Certificate and Opinion as to Conditions Precedent . . . . . .     67
13.05     Statements Required in Certificate or opinion. . . . . . . . .     67
13.06     Rules by Trustee and Agents. . . . . . . . . . . . . . . . . .     68
13.07     Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . .     68
13.08     No Recourse Against Others . . . . . . . . . . . . . . . . . .     68
13.09     Duplicate Originals. . . . . . . . . . . . . . . . . . . . . .     68
13.10     Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .     68
13.11     No Adverse Interpretation of Other Agreements. . . . . . . . .     68
13.12     Successors . . . . . . . . . . . . . . . . . . . . . . . . . .     68
13.13     Severability . . . . . . . . . . . . . . . . . . . . . . . . .     69


                                    EXHIBITS

EXHIBIT A [Form of Note]


                                       (v)

          INDENTURE, dated as of October 31, 1989, by and between THE ALPINE GROUP, INC., a Delaware corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Trustee").

          Each Party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Convertible Secured Senior Subordinated Notes due July 31, 1996 (the "Securities").


                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

          Section 1.01 Definitions.

          "Affiliate" means, when used with reference to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "APV" means Alpine PolyVision, Inc., a Delaware corporation and a Subsidiary of the Company, and any successor thereto by reason of merger, consolidation or sale of all or substantially all of the assets of APV.

          "ATP" means ATP Acquisition, Inc., a Delaware corporation.

          "ATP Note Agreement" means the Note Agreement, dated September 22, 1988, between ATP and the Company.

          "ATP Notes" means the 14.25% term promissory notes of ATP, in the original principal amount of $10,950,000, issued to the Company by ATP pursuant to the ATP Note Agreement, and any and all other promissory notes issued by ATP to the Company in payment of interest due under such promissory notes, as modified, extended or replaced from time to time, which notes total approximately $12,350,000 in aggregate principal amount at the date of this Indenture.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee of that Board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or the Assistant Secretary of the company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person other than a corporation.

          "Capitalized Lease Obligation" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

          "Closing Market Price" per share of Common Stock on any date means the last reported sale price on such date of a share of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or on the National Association of Securities Dealers National Market System (the "NMS"), or, if the Common Stock is not then listed on an exchange or on the NMS, the closing sale price (or the quoted closing bid price if there were no sales), on such date as reported by the National Association of Securities Dealers Automated Quotation System. In the absence of one or more such quotations, the Board of Directors shall determine the Closing Market Price on the basis of such quotations as it considers appropriate.

          "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

          "Consolidated Net Income" for any period means the aggregate of the net income (or loss) of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (i) the net income of any Person in which the Company or any Subsidiary of the Company has a joint interest with a third party (which interest does not cause the net income of such Person to be consolidated into the net income of the Company in accordance with generally accepted accounting principles) shall be included only to the extent of the amount of dividends or distributions paid to the Company or its Subsidiaries by such Person in such period, (ii) the net income of any Subsidiary that is subject to any restriction or limitation on the payment of dividends or the payment of other distributions (including loans or advances) to the Company shall be excluded to the extent of such restriction or limitation and (iii) (A) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (B) any net gain (but not loss) on the sale or other disposition of assets by the Company or its Subsidiaries other than in the ordinary course of business and (C) any net gain (but not loss) from the issuance, sale or disposition of any Capital Stock of the Company or its Subsidiaries shall be excluded.

          "Consolidated Stockholders' Equity" means, as of any date and with respect to any Person, the consolidated stockholders' equity which would appear on the consolidated balance sheet of such Person and its consolidated subsidiaries as of such date.

          "Continuing Director" means any director of the Company who (i) was a director of the Company at October 1, 1989; or (ii) was appointed, or nominated for election, by the Board of Directors of the Company, a majority of which then consisted of Continuing Directors.

          "Conversion Agent" means the office or agency where Securities may be presented for conversion and any additional Conversion Agents.

          "Default" means any event which is, or after notice, passage of time, or both, would be, an Event of Default.

          "Disqualified Capital Stock" means any Capital Stock of the Company that, by its terms or by the terms of any security into which it is on any determination date convertible or exchangeable, is, or upon the happening of an event would be, required to be repurchased, including at the option of the holder thereof, in whole or in part, or has, or upon the happening of an event would have, a redemption or similar payment due, on or prior to the scheduled maturity date of the securities.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange offer" means the offer by the Company to exchange the old Securities for the Securities.

          "Fixed Charge Coverage Ratio" means the ratio of (i) Consolidated Net Income plus, to the extent deducted in computing such Consolidated Net Income,
(a) depreciation, amortization of goodwill and other intangibles, and other non-cash charges, (b) provision for taxes based on income or profits, plus (c) consolidated interest expense (including amortization of original issue discount and non-cash interest payments and the interest component of capital leases), to (ii) consolidated interest expense (including amortization of original issue discount and non-cash interest payments and the interest component of capital leases).

          "General Plasma" means General Plasma, Inc., a Connecticut corporation and a Subsidiary of the Company, and any successor thereto by reason of merger, consolidation or sale of all or substantially all of the assets of General Plasma.

          "Holder" or "Securityholder" means a Person in whose name a security is registered.

          "Indebtedness" means, with respect to any Person, at a particular date, (i) any indebtedness for borrowed money or any guarantee thereof, including all Capitalized Lease Obligations, liabilities secured by any purchase money mortgage and all obligations and other liabilities under any sale-leaseback transaction, (ii) all other liabilities evidenced by a note, bond, debenture or other similar security or issued under an indenture or other similar document, (iii) the face amount of all then outstanding letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all obligations and other liabilities (in addition to those set forth above) secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (v) all other liabilities of such Person in respect of the deferred purchase price of property or services (whether or not contingent and with or without recourse in whole or in part to the assets of such Person), (vi) any liability of others described in clauses (i) through (v) above which a Person has guaranteed or for which it otherwise has legal liability, and (vii) any deferral, renewal, extension or refunding of, or amendment, modification or supplement to, any liability of the type referred to in clauses (i) through (vi) above; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and guarantees thereof.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Lien" means, as to any Person, any mortgage, lien, assignment, pledge, adverse claim, charge, preferential priority or other security interest or agreement or other encumbrance or preferential arrangement of whatever nature in respect of or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease Obligation, purchase money mortgage or sale-leaseback transaction with respect to, any property or asset (including without limitation income and rights thereto) of such Person (including without limitation capital stock of any Subsidiary of such Person), or the signing or filing of a financing statement which names such Person as debtor, or the filing of any financing statement or the signing of any security agreement agreeing to file, or authorizing any other party as the secured party thereunder to file, any financing statement; but excluding, however, in the case of the ATP Notes, the right of first offer of ATP set forth in the ATP Note Agreement.

          "Net Proceeds" means (i) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof on the date of receipt, as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution), (ii) in the case of any exchange, exercise, conversion or surrender of outstanding securities of the company or its Subsidiaries for or into shares of Capital Stock of the Company, the net carrying value of such outstanding securities as adjusted on the books of such Person on the date of such exchange, exercise, conversion or surrender plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise conversion or surrender, and less any and all payments made to the holder(s), and all expenses incurred by the Company in connection therewith and (iii) with respect to the sale, exchange or other disposition of any of the Pledged Shares or the ATP Notes, or the sale or exchange of substantially all the assets of, or merger or consolidation of, General Plasma to or with any other Person, any and all cash proceeds received by the Company with respect to such transaction, less all direct and indirect costs and expenses of such transaction.

          "Non-Cash Proceeds" means, with respect to the sale, exchange or other disposition of any of the Pledged Shares, or the sale or exchange of substantially all the assets of, or merger or consolidation of General Plasma to or with any other Person, any and all proceeds, other than cash, received by the Company with respect to such transaction.

          "Old Indenture" means the Indenture dated as of October 1, 1986 between the Company and Manufacturers Hanover Trust Company with respect to the Old Securities, as supplemented or amended.

          "Old Securities" means the Company's 13-1/2% Senior Subordinated Debentures due 1996 issued pursuant to the Old Indenture.

          "Officer" means the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company or of any other obligor upon the Securities, as the case may be.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any other obligor upon the Securities or the Trustee.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pledge Agreement" means the Pledge Agreement, dated the date hereof, between the Company and the Trustee, as pledgee for the benefit of the Holders, covering the Pledged Shares.

          "Pledged Collateral" means (i) the Pledged Shares, (ii) any others collateral hereafter made subject to the lien of this Indenture, and (iii) any and all proceeds from any of the foregoing.

          "Pledged Shares" means all shares of Capital Stock of General Plasma owned by the Company, representing 100% of the equity interest of General Plasma, and any shares of Capital Stock received in exchange for, or upon any dividend or other distribution with respect to, such shares, or by reason of any merger or consolidation of General Plasma.

          "Preferred Stock" means Capital Stock of a Person which is entitled to a preference with respect to payment of dividends and/or payments or other distributions upon liquidation of such Person, as compared to the common stock, or similar equity interest, of such Person.

          The "principal" of a debt security (including the securities) means the principal of the security plus the premium, if any, on the security.

          "Purchase Money Indebtedness" means, with respect to any Person, any Indebtedness incurred for, directly or indirectly, the purchase or other acquisition of any asset, business or property by such Person, whether such Indebtedness is secured, unsecured or with or without recourse in whole or in part to the assets of such Person.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Reference Period" means the period beginning on November 1, 1989 and ending on the last day of the fiscal quarter of the Company immediately preceding any date of determination for which financial statements are then available.

          "Refinancing Indebtedness" means, with respect to any Person, Indebtedness of such Person outstanding at or immediately following the date of this Indenture or any deferral, renewal, extension or refunding of such Indebtedness, provided, that any such deferral, renewal, extension or refunding
(i) does not increase the total principal amount of Indebtedness of such Person outstanding at the time the same is incurred by more than the accrued and unpaid interest on the Indebtedness being so refinanced (for purposes of such calculation the maximum amount then available under any loan commitment or similar facility shall be deemed Indebtedness then outstanding) and (ii) ranks pari passu with or subordinate to the Indebtedness being refinanced.

          "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

          "Restricted Indebtedness" means (i) any Indebtedness of the Company that (a) is Senior Indebtedness, (b) ranks pari passu with the Securities in right of payment of principal and interest or otherwise, (c) by its terms is required to be redeemed, in whole or in part, matures or has a sinking fund payment due on or prior to the maturity date of the Securities or (d) is secured by the assets of the Company or of any Subsidiary of the Company or (ii) any Indebtedness or Preferred Stock of any Subsidiary of the Company.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Securities described above and issued under this Indenture.

          "Security Documents" means the Pledge Agreement and such other instruments as are necessary to create, perfect or preserve the lien of the Indenture in and to any Pledged Collateral.

          "Senior Indebtedness" means the principal of, interest on and other amounts due on or in connection with, all Indebtedness of the Company outstanding at any time other than (i) the Securities, (ii) Indebtedness of the Company to any Subsidiary of the Company for money borrowed or advanced from any such Subsidiary and (iii) Indebtedness which by its terms is not superior in right of payment to the Securities.

          "Subordinated Securities" means securities of the Company which are either (i) Qualified Capital Stock or (ii) debt securities which (a) are not senior or pari passu in right of payment to the Securities; (b) do not mature prior to, or are not mandatorily redeemable by the Company or putable to the Company or do not have sinking fund obligations which commence on or prior to, July 31, 1996; (c) are not secured; (d) are not guaranteed by a Subsidiary; (e) do not permit the payment of interest or dividends in cash with respect to any period during which interest on the Securities has not been paid; and (f), are not convertible, putable or exchangeable at the option of the Company or the holder into any of the foregoing or into Indebtedness or Preferred Stock of a Subsidiary.

          "Subsidiary" of a Person means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date shown above.

          "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters in connection with this Indenture.

          "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          Section 1.02 Other Definitions.

                    Term                                      Defined in Section
                    ----                                      ------------------

          "Accelerated Payment". . . . . . . . . . . . . . .         4.17
          "Accelerated Payment Date" . . . . . . . . . . . .         4.17
          "Acceleration Date". . . . . . . . . . . . . . . .         4.17
          "Allowed Transaction". . . . . . . . . . . . . . .        11.05
          "Allowed Transaction Payment". . . . . . . . . . .        11.05
          "Bankruptcy Law" . . . . . . . . . . . . . . . . .         6.01
          "Custodian". . . . . . . . . . . . . . . . . . . .         6.01
          "Event of Default" . . . . . . . . . . . . . . . .         6.01
          "Excess Net Proceeds". . . . . . . . . . . . . . .        11.05
          "Legal Holiday". . . . . . . . . . . . . . . . . .        13.07
          "NMS". . . . . . . . . . . . . . . . . . . . . . .        12.05
          "Minimum Consolidated Stockholders' Equity". . . .         4.17
          "Offer". . . . . . . . . . . . . . . . . . . . . .         4.17
          "Paying Agent" . . . . . . . . . . . . . . . . . .         2.03
          "Plan of Liquidation". . . . . . . . . . . . . . .         5.01
          "Registrar". . . . . . . . . . . . . . . . . . . .         2.03
          "Restricted Payment" . . . . . . . . . . . . . . .         4.13
          "Substitute Collateral". . . . . . . . . . . . . .        11.07

          Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company and any other obligor upon the securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

          Section 1.04 Rules of Construction. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect as of the date any determination hereunder is required;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular; and

               (5) provisions apply to successive events and transactions.


                                   ARTICLE II

                                 THE SECURITIES

          Section 2.01 Form and Dating. The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture and may be printed, lithographed or engraved in any manner. The Securities may have notations, marks of identification, legends or endorsements required by law, stock exchange rule or usage or which may, consistently herewith, be determined to be necessary by the officers executing the Security as evidenced by their execution thereof. Each Security shall be dated the date of its authentication.

          Section 2.02 Execution and Authentication. Two officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of a Trust Officer shall be conclusive evidence that the Security has been authenticated under this Indenture. The Security shall be dated the date of authentication.

          The Trustee shall authenticate and deliver securities executed by the Company for original issue up to the aggregate principal amount of not more than $32,739,000 upon a written order of the Company signed by two Officers, certifying the same are to be issued to holders of Old Securities participating in the Exchange Offer, and not otherwise. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof; provided, however, that the original issuance of the Securities and replacement of such Securities pursuant to Section 2.07 may be in such other denominations as shall be necessary to issue the requisite principal amounts thereof to each holder of Old Securities participating in the Exchange Offer.

          Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents and shall give the Trustee prompt notice of any change of co-registrars, paying agents and their addresses. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar and Paying Agent.

          Section 2.04 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the

Trustee to agree in writing that, subject to Article X, the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any default by the Company or any other obligor upon the Securities in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

          Section 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company or any other obligor upon the Securities shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          Section 2.06 Transfer and Exchange. When Securities are presented to the Registrar with a request to register transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfers and exchanges, at the Registrar's request, the company shall execute and the Trustee shall authenticate and deliver Securities of a like principal amount in the name of the designated transferee or transferees and in the authorized denominations. Any transfer or exchange shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Sections 2.10, 3.06 or 9.05. The Registrar is not required to transfer or exchange any Security (i) during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the day of the mailing of a notice of redemption and (ii) selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          Section 2.07 Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver a replacement Security of a like principal amount if the requirements of the Trustee and the company are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond, sufficient in the judgment of both the Company and the Trustee, to protect the. Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. Notwithstanding the foregoing, the unsecured indemnity agreement of any insurance company or any agent thereof shall constitute satisfactory indemnity for the purposes of this Section. The Company and the Trustee may charge for their expenses in replacing a security mutilated, lost, destroyed or wrongfully taken.

          Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          Section 2.08 outstanding Securities. The securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.07.

          If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

          Subject to Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          Section 2.09 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any other obligor upon the Securities or an Affiliate of the Company or such obligor shall be disregarded (including for purposes of determining the outstanding principal amount of Securities), except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

          Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary securities shall be substantially in the form of definitive Securities but may have variations that the Company, with the Trustee's reasonable approval, considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in a like principal amount in exchange for temporary Securities. Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

          Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities in accordance with procedures normally employed and required for such purposes. The company may not issue new Securities to replace Securities that it has paid, purchased (on the open market or otherwise) or otherwise acquired or delivered to the Trustee for cancellation.

          Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the securities, such interest shall cease to be payable to Securityholders on the regular record date therefor, but shall be payable on a subsequent special payment date to the Persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date in a manner satisfactory to the Trustee. At least 10 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid. Notwithstanding the foregoing, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee and not inconsistent with the requirements of any securities exchange on which the Securities may be listed.


                                   ARTICLE III

                                   REDEMPTION

          Section 3.01 Notices to Trustee. If the Company wants to redeem Securities pursuant to paragraph 5 of the

Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice provided for in this Section in an Officers' Certificate delivered at least 45 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee).

          Section 3.02 Selection of Securities to be Redeemed. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot or such other method as the Trustee may deem fair and appropriate so long as such method is not proscribed by any securities exchange on which the Securities are then listed. The Trustee shall make the selection prior to the redemption date from Securities outstanding and not previously called for redemption and shall notify the Company of the Securities selected for such redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption to each Holder whose Securities are to be redeemed. Notices of redemption shall be deemed duly mailed if mailed to the addresses set forth on the register of the Securities.

          The notice shall identify the Securities to be redeemed and shall state:

               (1) the redemption date;

               (2) the redemption price;

               (3) the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

               (5) that, unless the Company defaults in making the redemption payment on the redemption date, interest on Securities called for redemption ceases to accrue on and after the redemption date (subject to paragraph 5 of the Securities);

               (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

               (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion of principal amount thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

               (8) a CUSIP or other identifying number.

          No representation will be made by the Trustee as to the accuracy or correctness of such CUSIP or other identifying number.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Failure to give notice or a defect in such notice shall not impair the validity of the redemption.

          Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued interest, if any. If the redemption payment is not paid on the redemption date, interest on the Securities shall continue to accrue until payment.

          Notwithstanding anything herein to the contrary, if the redemption date of a Security is subsequent to a record date with respect to any interest payment date and on or prior to such interest payment date, then such accrued interest will be paid to the Person in whose name such security is registered at the close of business on such record date and no other interest will be payable thereon.

          Section 3.05 Deposit of Redemption Price. The Company shall deposit with the Paying Agent at least one business day prior to the redemption date (or, if the Company is its own Paying Agent, the Company shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

          Section 3.06 Securities Redeemed in Part. After the redemption date, upon surrender of a Security that is redeemed in part, the Company shall execute for, and upon written order, the Trustee shall authenticate and deliver at the Company's expense and without a service charge to, the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

          From and after the date of this Indenture, and so long as any of the Securities are outstanding:

          Section 4.01 Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. The Company shall pay interest on the principal amount of the Securities at an initial rate of 5-1/2% per annum accruing commencing October 15, 1989 through and including July 31, 1991, and thereafter at the rate of 10% per annum. Principal and interest shall be considered paid on the date that the Paying Agent (other than the Company or an Affiliate of the Company) holds money sufficient to pay all principal and interest then due.

          Section 4.02 SEC Reports; Reports to  Securityholders.

          (a) The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), and a "Management's Discussion and Analysis of Financial Condition and Results of operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

          (b) The Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Holders (no later than the date such materials are mailed to the Company's stockholders) at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements referred to in Section 4.02(a) above, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of its first three fiscal quarters. The Company will cause to be disclosed in the most recent financial statements included in any such mailing the amount available for payments pursuant to Section 4.13 as of the date of such financial statements.

          Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default, its status and the action, if any, the Company then proposes to take. The Officers' Certificate need not comply with Section 13.05. The first certificate to be delivered by the Company pursuant to this Section shall be for the fiscal year ending April 30, 1990.

          Section 4.04 Notice of Default. The Company will deliver to the Trustee an Officers' Certificate promptly upon becoming aware of any Default or Event of Default, or any event of default or event which, with notice or lapse of time, or both, could result in a default under Section 6.01(4), which Officers' Certificate will specify such Default, Event of Default or such other event.

          Section 4.05 Waiver of Stay, Extension or usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and (to the extent that it may lawfully do so) the company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 4.06 Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of its subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to such subsidiaries any such existence, right or franchise, if the Board of Directors, or the board of directors of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 4.07 Properties. Subject to Article V, the Company shall cause all properties used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Subsidiary and not disadvantageous in any material respect to the Holders.

          Section 4.08 Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or its Subsidiaries or upon the income, profits or property of the Company or any such Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made.

          Section 4.09 Insurance. The Company shall provide, or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

          Section 4.10 Limitation on Issuance of Certain Exchange Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, sell, create or cause to be outstanding any Restricted Indebtedness, if any such Restricted Indebtedness is exchanged for, or the proceeds of the issuance and sale of such Restricted Indebtedness are used, directly or indirectly, in whole or in part, to acquire, purchase, redeem, refinance or retire for value, any or all of the Old Securities outstanding following issuance of the Securities or any Indebtedness (other than the Securities) issued in exchange for any of such Old Securities.

          Section 4.11 Limitation on Payment Restrictions Affecting Subsidiaries. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any restriction which by its terms limits the ability of such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any other Subsidiary of the Company,
(ii) make and pay loans or advances to the Company or any other Subsidiary of the Company, (iii) pay management fees to the Company or (iv). transfer any of its property or assets to the Company or any Subsidiary of the Company, unless such restriction (A) existed prior to the date of this Indenture or (B) is no more restrictive than those contained in the most restrictive agreement of such Subsidiary existing prior to the date of this Indenture; and except for (a) such encumbrances existing under or by reason of applicable law;
(b) customary provisions restricting subletting or assignment. of any lease governing a leasehold interest of the Company or any Subsidiary of the Company;
(c) any encumbrances or restrictions arising under any instrument governing Indebtedness of a Person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired or any entity formed for the purpose of acquiring such Person or properties, or any Refinancing Indebtedness thereof; (d) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or other disposition of all or substantially all of the capital stock or assets of such Subsidiary pending the closing of such sale or disposition; (e) agreements entered into in the ordinary course of the Company or any Subsidiary's business restricting assignment of such agreements; and (f) purchase money obligations for property acquired in the ordinary course of business.

          Section 4.12 Limitation on Purchase of Old Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value any Old Securities, except pursuant to existing obligations under the old Indenture; provided, however, that the foregoing restriction shall not apply to the purchase, redemption, acquisition or retirement of any Old Securities (i) on or within three months prior to any mandatory redemption obligation due date, in an amount equal to or less than the principal amount of old securities required to be and in fact credited to such mandatory redemption obligation, but only after the Company has satisfied, to the extent possible, its mandatory redemption obligations by delivery of Old Securities acquired by the Company in the Exchange Offer; or (ii) in exchange for, or with the proceeds of the issuance and sale of, Subordinated Securities.

          Section 4.13 Restricted Payments. The Company shall not and shall cause its Subsidiaries not to, directly or indirectly, (i) declare or pay any dividends or make any distributions (other than dividends or distributions payable solely in shares of Qualified Capital Stock) on or in respect of any shares of Capital Stock of the Company or, except for payments to the Company or any of its Subsidiaries, any Subsidiary of the company, or (ii) purchase, redeem or otherwise acquire or retire for value (other than solely with shares of Qualified Capital Stock) any of the Capital Stock of the Company or warrants, rights (other than rights evidenced by Indebtedness of the Company or of its Subsidiaries) or options to acquire Capital Stock of the Company if, at the time of any action referred to in clauses (i) or (ii) (individually and collectively, a "Restricted Payment"), or after giving effect to such Restricted Payment, (x) a Default or an Event of Default shall have occurred and be continuing, or (y) the aggregate amount expended for all such purposes, including such Restricted Payment (the amount expended for such purposes, if other than cash, to be the fair market value of such property as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution), subsequent to the date of this Indenture shall exceed $500,000; provided, however, that the foregoing restrictions shall not apply to the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration; and provided, further, that the foregoing restrictions shall not apply to (and the amount of the following shall not be deemed expended for purposes of the foregoing calculation) (i) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock; (ii) any merger permitted by Article V; (iii) any payment with respect to stock appreciation rights issued pursuant to any employee benefit or stock ownership plan of the Company or any Subsidiary; or
(iv) the issuance or redemption of any rights issued to holders of the Company's Capital Stock pursuant to any shareholder rights or similar plan.

          Section 4.14 Limitation on Future Subordinated Indebtedness. The Company shall not issue, incur, create, assume or guarantee any Indebtedness which is both subordinated in right of payment to any Senior Indebtedness and which is senior in right of payment to the Securities; provided, however, the foregoing restriction shall not apply to distinctions between Indebtedness which exist only by reason of (i) any lien or liens arising or created in respect of any Indebtedness or (ii) any intercreditor agreement between different creditors or classes of creditors.

          Section 4.15 Limitation on Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume or in any manner become liable with respect to or become responsible for the payment of, contingently or otherwise, any Indebtedness, unless immediately thereafter and after giving effect thereto the Company's Fixed Charge Coverage Ratio for its four full fiscal quarters (for which financial statements are then available) next preceding the date such additional Indebtedness is incurred would have been at least 1.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness) as if the additional Indebtedness had been incurred at the beginning of such four fiscal quarter period; provided, however, that the foregoing restriction shall not apply to (i) any Refinancing Indebtedness, (ii) Purchase Money Indebtedness, including Capitalized Lease Obligations, (iii) any Indebtedness of the Company to any Subsidiary of the Company or of any Subsidiary of the Company to the Company or any other Subsidiary of the Company, and (iv) additional Indebtedness of not more than $4,000,000 in aggregate principal amount at any one time outstanding.

          Section 4.16 Restrictions on Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, enter into, renew, extend or otherwise permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those which might be obtained at the time in a comparable arm's-length transaction with Persons who are not such an Affiliate (as determined by the Board of Directors, whose determination shall be conclusive); provided, however, that the foregoing restriction shall not apply to any transaction between or among any of the Company or any of its Subsidiaries.

          Section 4.17 Maintenance of Consolidated Stockholders' Equity. If the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Acceleration Date") is a deficit of ($10,000,000) or more (the "Minimum Consolidated Stockholders' Equity"), then the Company shall make an offer to all Holders (an "Offer") to acquire on or before the last day of the next following fiscal quarter (the "Accelerated Payment Date") 10% of the aggregate principal amount of the Securities originally issued under this Indenture (or, if the principal amount of the Securities then outstanding is less than 10% of the aggregate principal amount originally issued, such lesser amount of the Securities as may be outstanding at the time) (an "Accelerated Payment") at a purchase price of 100% of principal amount, plus accrued interest to the Accelerated Payment Date. The Company may credit against any Accelerated Payment the principal amount of Securities acquired by the Company subsequent to the first

Acceleration Date and prior to the granting of the notice provided for in the next paragraph of this Indenture and surrendered for cancellation through purchase, optional redemption or exchange. The Company, however, may not credit a specific Security against more than one Accelerated Payment. In no event shall the failure to meet the Minimum Consolidated Stockholders' Equity at the end of any fiscal quarter be counted toward the making of more than one Offer.

          Within 50 days after the end of any fiscal quarter of the Company, at the end of which the Consolidated Stockholders' Equity of the Company is less than the Minimum Consolidated Stockholders' Equity, the Company shall so notify the Trustee.

          Such notice to the Trustee from the Company shall state whether the Company elects to credit its obligation to repurchase securities as provided above and set forth the amount of the credit and the basis provided above for such credit (including identification of any previously cancelled Securities not theretofore made the basis for the credit to an Accelerated Payment), and shall be delivered together with any Securities required to be delivered to the Trustee for cancellation as provided above that are to be made the basis for such credit to an Accelerated Payment.

          Notice of an Offer shall be mailed by the Company to all Holders not less than 30 days nor more than 60 days before the Accelerated Payment Date at their last registered address. The Offer shall remain open from the time of mailing until five days before the Accelerated Payment Date. The notice shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q (x) for the Company's first fiscal quarter if the Acceleration Date is the end of the Company's second fiscal quarter, (y) for the Company's second fiscal quarter if the Acceleration Date is the end of the Company's third fiscal quarter or (z) for the Company's third fiscal quarter if the Acceleration Date is the end of the Company's last fiscal quarter. If the Acceleration Date is the end of the Company's first fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending immediately prior to such Acceleration Date and in a Quarterly Report on Form 10-Q for such first fiscal quarter shall accompany the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer. The notice, which shall govern the terms of the Offer, shall state:

               (1) that the Offer is being made pursuant to Section 4.17 of this Indenture;

               (2) the Accelerated Payment, the purchase price (including the amount of accrued interest) and the Accelerated Payment Date;

               (3) that any Security not tendered or accepted for payment will continue to accrue interest;

               (4) that, unless the Company defaults in the making of the Accelerated Payment, any Security accepted for payment pursuant to the offer shall cease to accrue interest after the Accelerated Payment Date;

               (5) that Holders electing to have a Security purchased pursuant to an Offer will be required to surrender the Security to the Paying Agent at the address specified in the notice at least five days before the Accelerated Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Accelerated Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

               (7) that if Securities in a principal amount (plus accrued interest) in excess of the Accelerated Payment are tendered pursuant to the Offer, the Company shall purchase securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

               (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities.

          Before an Accelerated Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer (on a pro rata basis if required pursuant to paragraph (7) above) , (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a Security equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the offer on the Accelerated Payment Date. For purposes of this Section, the Trustee shall act as the Paying Agent.

          Notwithstanding anything herein to the contrary, if the Accelerated Payment Date is subsequent to a record date with respect to any interest payment date and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date and no other interest will be payable thereon.

          Section 4.18 Limitation on Liens. The Company shall not create or permit to exist any Lien with respect to any of the Pledged Collateral (other than the lien of the Indenture) or the ATP Notes.

          Section 4.19 Limitation on Certain Investments. Neither the Company nor any Subsidiary shall make any further investment in or loan or advance to APV, except for loans bearing interest at not less than the prevailing market rate (as such rate is determined in good faith by the Board of Directors).


                                    ARTICLE V

                                   SUCCESSORS

          Section 5.01 When Company May Merge, etc. The Company may not (i) consolidate with or merge with or into any other Person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets, in a single transaction or through a series of related transactions, as an entirety or substantially as an entirety to another Person or group of affiliated Persons or (ii) adopt a Plan of Liquidation, unless:

               (1) either the Company shall be the continuing Person or the Person (if other than the Company) (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety or substantially as an entirety or pursuant to a Plan of Liquidation are transferred shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the securities and this Indenture;

               (2) either the Company if it is the continuing Person or the Person (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) formed by such consolidation or surviving such merger or to which the properties and assets of the Company as an entirety or substantially as an entirety or pursuant to a Plan of Liquidation are transferred shall have either (A) Consolidated Stockholders' Equity after giving effect to such transaction (including the assumption by the successor of the Securities but excluding any write-ups of assets resulting from such transaction) equal to or greater than the Consolidated Stockholders' Equity of the Company immediately preceding such transaction or (B) after giving effect to such transaction (including the assumption by the successor of the Securities but excluding any write-ups of assets resulting from such transaction), a Fixed Charge Coverage Ratio for its four full fiscal quarters (for which financial statements are then available) next preceding the date of such transaction of at least 1.75 to 1.0, determined on a pro forma basis as if the transaction had occurred at the beginning of such four fiscal quarter period;

               (3) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

               (4) the Company has delivered to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (2)) and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with the foregoing and that all conditions precedent herein provided relating to such transaction have been complied with.

          Notwithstanding the foregoing, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary or Subsidiaries of the Company.

          "Plan of Liquidation" means a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

          Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company therein. When a successor corporation assumes all of the obligations of the Company under this Indenture and under the securities the predecessor shall be released from such obligations.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          Section 6.01 Events of Default. An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

               (2) the Company defaults in the payment of the principal of any Security When the same becomes due and payable at maturity, upon redemption or otherwise;

               (3) the company fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below;

               (4) there shall be a default under any evidence of Indebtedness of the Company or any Subsidiary of the Company, whether any such Indebtedness now exists or shall hereafter be created, if (A) either
          (i) such default results from the failure to pay principal of or interest on any such Indebtedness or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (B) the aggregate principal amount of such Indebtedness equals $1,000,000 or more or, together with the principal amount of any other Indebtedness of the Company or any Subsidiary in default for failure to pay principal or interest at maturity or the maturity of which has been accelerated, aggregates $1,000,000 or more and (C) without such Indebtedness having been discharged or such acceleration having been rescinded or annulled;

               (5) the Company or any Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law (A) becomes insolvent, (B) fails generally to pay its debts as.they become due, (C) admits in writing its inability to pay its debts generally as they become due,
          (D) commences a voluntary case or proceeding, (E) consents to, or acquiesces in, the institution of a bankruptcy or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (F) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or any Subsidiary of the Company or of any part of its property, (G) makes a general assignment for the benefit of its creditors, or (H) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

               (6) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (A) is for relief against the Company or any Subsidiary of the company in an involuntary case, (B) appoints a Custodian of the Company or any Subsidiary of the Company or for any part of its property or (C) orders the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy case or insolvency proceeding is commenced, against the Company or any Subsidiary of the Company and such petition, application, case or proceeding is not dismissed within 60 days; or

               (7) a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Subsidiary of the Company and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (B) such judgment remains undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days, Provided that the aggregate of all such judgments exceeds $1,000,000.

The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (3) (other than any Defaults under Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19, which Defaults shall be Events of Default without the notice or passage of time specified in this paragraph) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given to the Trustee and the Trustee in turn shall give such notice to the Company if requested by the Holders of at least 25% in principal amount of the Securities then outstanding.

          Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Securities to be immediately due and payable. Upon such declaration the principal and accrued interest of such Securities shall be immediately due and payable. If an Event of Default specified in section 6.01(5) or (6) occurs, all unpaid principal of and accrued interest on the Securities then outstanding shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount and interest, all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind and annul an acceleration and its consequences if the rescission and annulment would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration. Such rescission and annulment shall not apply to any subsequent acceleration.

          Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law, and every right and remedy of the Trustee or the Securityholders can be exercised from time to time or as often as may be deemed expedient.

          Section 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or interest on any Security. When a Default or Event of Default is waived, it is cured and ceases. No waiver shall extend to other or subsequent Defaults.

          Section 6.05 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

          Section 6.06 Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the securities only if:

               (1) the Holder gives to the Trustee notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the outstanding securities make a request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

          Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          Section 6.08 Collection Suit by. Trustee. If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor upon the Securities for the whole amount of principal and interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

          Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due under Section 7.07) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute it, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:    to the Trustee for amounts due under Section 7.07;

          Second:   to holders of Senior Indebtedness to the extent required by
                    Article X;

          Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Fourth:   to the Company.

          Trustee, upon prior written notice to the Company, may fix a record date and payment date for any such payment to Securityholders.

          Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or Omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.


                                   ARTICLE VII

                                     TRUSTEE

          Section 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action" its own negligent failure to act or its own wilful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power (whether at the request of the holders of a majority in principal amount of the outstanding Securities or otherwise) unless it receives indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be required to risk its own funds or otherwise incur any financial liability in the performance by it of its duties and obligations hereunder if the Trustee reasonably believes that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.02 Rights of Trustee.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person, and shall be protected in acting or refraining from acting based upon such reliance. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel, require an Officers' Certificate, require an Opinion of Counsel or require or pursue any combination of such actions. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or opinion.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          Section 7.03 Individual Rights of Trustees. The Trustee in its individual or any other capacity may become the owner or pledgee of securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          Section 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

          Section 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          Section 7.06 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b)(1) and (2) and 313(c). Any such reports shall be deemed duly mailed if mailed postage prepaid to the address of the Securityholders listed in the register of securities.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

          Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee reasonable compensation for its services upon execution of this Indenture and on each anniversary hereof so long as Securities are outstanding. The Trustees' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and hold it harmless against any loss, liability, obligation, damages, taxes, claims, actions, suits, costs, expenses and disbursements, including, without limitation, legal fees and expenses of any kind or nature whatsoever which may be imposed on, incurred by or asserted at any time against the Trustee (whether' indemnified against by any other party) in any way relating to or arising out of this Indenture, the administration of the trust created hereby or the action or inaction of the Trustee hereunder. Without limiting the foregoing, the Company shall pay and shall indemnify the Trustee against any tax, fee or other charge (and any interest, fines or penalties imposed with respect thereto) imposed or asserted or assessed against deposited U.S. Government Obligations or the principal and interest received thereon. The Trustee shall notify the company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee--may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of-and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture.

          Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1) the Trustees fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Securities shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company and such obligor.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A success or Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          The resignation and removal of the Trustee shall be effective without further act, deed or conveyance to the successor Trustee and the successor Trustee shall have all rights, duties and powers of the retiring Trustee.

          Section 7.09 Successor Trustee by Merger, etc. if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          Section 7.10 Eligibility: Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000. The Trustee is subject to TIA Section 310(b) , including the optional provision permitted by the second sentence of TIA Section 310(b)(9) provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

          Section 8.01 Termination of Company's Obligations. The Company may terminate all of its obligations under the Securities and this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid sums payable by it hereunder or if:

               (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

               (2) if then permitted by Article X, the Company irrevocably deposits in trust with the Trustee money or U.S. Government obligations, maturing as to principal and interest, in such amounts (and at such times as are sufficient in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment of such interest, to pay principal of and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums (including any fees) payable by it hereunder pursuant to irrevocable instructions to make such payments;

               (3) such deposit is not prohibited by and does not cause a default under any agreement of the Company; and

               (4) the Company delivers to the Trustee an Opinion of Counsel to the effect that the Trustee (as a result of such deposit) and the trust relating to such deposit do not constitute or are qualified as related investment companies under the Investment Company Act of 1940.

and in any case the Company has delivered to the Trustee an Officers' Certificate and an opinion of Counsel each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. However, the Company's obligations in Section 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.05, 4.06, 7.07, 7.08, 8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07 and 8.03 shall survive.

          After a deposit and satisfaction of the conditions set forth in Sections 8.01(l) to 8.01(4), the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Governmental Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          Section 8.02 Application of Trust Money. In connection with the satisfaction and discharge of this Indenture, all moneys held by the Paying Agent shall be paid over to the Trustee at the direction of the Company. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article Ten.

          Section 8.03 Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Company shall have first caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment. Upon such payment by the Trustee or Paying Agent, the Trustee or Paying Agent shall have no further liability with respect thereto. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

          Section 8.04 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, that, if the Company has made any payment of interest on or principal of any Security because of the reinstatement of its obligations, the company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS

          Section 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

               (1) to cure any ambiguity, defect or inconsistency;

               (2) to comply with Article V;

               (3) to provide for uncertificated Securities in addition to certificated Securities;

               (4) to make any change that does not adversely affect the rights of any Securityholder; or

               (5) to comply with the TIA.

          Section 9.02 With Consent of Holders. The Company and the Trustee may amend any provision of either this Indenture or the Securities, including
Section 4.17 and Article X, with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding without notice to any Securityholder. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any such provisions without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or change the time for payment of interest on any Security;

               (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

               (4) make any Security payable in money other than that stated in the Security; or

               (5) make any change in Sections 6.04 or 6.07 or the third sentence of this Section.

          Any amendment shall be effective upon certification to the Trustee by the Company or an agent of the Company that such amendment has been authorized by the Company and that the consent of the majority of an aggregate principal amount of the securities has been obtained, unless such consents specify that they shall become effective at a later date, in which case such amendment shall become effective in accordance with the terms of such consent.

          After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          Section 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities or waiver of the provisions hereof or thereof shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          Section 9.04 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through
(5) of Section 9.02. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it.

          Section 9.05 Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate and deliver new securities that reflect the amendment or waiver. Failure to make any such notation on the Securities shall not affect the validity of any amendment or waiver.

          Section 9.06 Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights, duties, liabilities or immunities. The Trustee shall obtain an officers' Certificate and opinion of counsel stating that the supplemental indenture has been duly authorized.


                                    ARTICLE X

                                  SUBORDINATION

          Section 10.01 Securities Subordinated to Senior Indebtedness; Exception for Pledged Collateral.

          (a) The Company covenants and agrees, and each Securityholder by his acceptance thereof likewise covenants and agrees, that all payments of the principal of and interest on the Securities by the Company shall be subordinated in accordance with the provisions of this Article X to the prior payment in full, in cash or cash equivalents, of all amounts payable on the Senior Indebtedness of the Company.

          (b) It is the intention of the Company and the Trustee that the security interest and lien granted pursuant to Article XI in favor of the Holders in and to the Pledged collateral (and the proceeds therefrom) shall be senior and prior in right to any and all claims thereto of all other creditors of the Company, including holders of Senior Indebtedness. Therefore, notwithstanding anything to the contrary herein, the provisions of this Article X and in the Securities regarding subordination to Senior Indebtedness shall be inapplicable to the Pledged Collateral, proceeds thereof and any and all payments or distributions therefrom.

          Section 10.02 Priority and Payment Over of Proceeds in Certain Events.

          (a) Subordination on Dissolution, Liquidation or Reorganization of the Company. Upon any payment or distribution of assets or securities of the Company, as the case may be, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Securityholders or the Trustee on behalf of the Securityholders shall be entitled to receive any payment or distribution of any assets or securities. Before any payment may be made by the Company of the principal of or interest on the Securities upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company, whether in cash, property or securities, to which the Securityholders or the Trustee on their behalf would be entitled, except for the provisions of this Article X, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Company or their Representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to holders of such Senior Indebtedness. The Company shall give notice to the Trustee of its dissolution, liquidation or reorganization.

          (b) Subordination on Default in Senior Indebtedness. The Company shall not pay any amount of principal.of or interest on the Securities, whether at maturity, upon redemption or acceleration or otherwise, and shall not purchase any Securities for cash or for property other than the Capital Stock of the Company, if, at the time of such payment or purchase, there exists (i) a default in the payment when due of any amount of principal of or interest on any Senior Indebtedness, whether at maturity, upon redemption or acceleration or otherwise, or (ii) any other default with respect to any Senior Indebtedness as a result of which such Senior Indebtedness has been declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof. The Company shall resume payments on the Securities and may purchase Securities when any such default is cured or waived.

          (c) Rights and Obligations of Securityholders. In the event that (i) notwithstanding the provisions of Section 10.02(a) hereof any payment or distribution of assets of the Company, whether in cash, property or securities, shall be received by the Trustee or the Securityholders on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full, or (ii) notwithstanding the provisions of Section 10.02(b) hereof the Company shall make any payment to the Trustee on account of the principal of or interest on the Securities after the occurrence of a payment default on, or the acceleration of, any Senior Indebtedness, then and in such event such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or cash equivalents the principal of and interest on such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Nothing contained in this Article X shall limit the right of the Trustee or the Securityholders to take action to accelerate the maturity of the Securities pursuant to Section 6.02 hereof; Provided, however, that all Senior Indebtedness of the Company then or thereafter due or declared to be due shall first be paid in full before the Securityholders or the Trustee are entitled to receive any payment from the Company of principal of or interest on the Securities.

          Upon any payment or distribution of assets or securities referred to in Section 10.02(a) hereof, the Trustee and the Securityholders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

          If the Trustee determines in good faith that further evidence is required with respect to the right of any Person as to Senior Indebtedness to participate in any payment or distribution referred to herein, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to payment or distribution and to the rights of such Person. If such evidence is not furnished, the Trustee may defer payment or distribution to such Person pending judicial determination of the right of such Person to receive payment or distribution.

          Section 10.03 Payment May Be Paid Except in Limited Circumstances. Nothing contained in this Article X or elsewhere in this Indenture shall prevent
(i) the Company, except under the conditions described in Section 10.02 hereof, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee or any Paying Agent any moneys for such payments, or (ii) the receipt (whether or not in trust) and application by the Trustee or any Paying Agent of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, in each case in clause (i) and (ii) above to the Securityholders entitled thereto unless at least three Business Days prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 10.02) become due and payable, the Trustee shall have received the written notice provided for in Section 10.08, and the Trustee shall not be affected by any notice to the contrary which may be received by it on or after such date.

          Section 10.04 Rights of Holders of Senior Indebtedness Not to Be Impaired. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          The provisions of this Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness of the Company.

          Section 10.05 Authorization to Trustee to Take Action to Effectuate Subordination. Without purporting to limit the authority of the Trustee as may be appropriate in other circumstances, each Securityholder by his acceptance thereof irrevocably authorizes and expressly directs the Trustee on his behalf of take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of his Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any of the holders of Senior Indebtedness have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article X, and to file and prove all claims therefor and to take all such other action in the name of the Securityholders or otherwise, as any such holder of senior Indebtedness or such holder's Representative may determine to be necessary or appropriate for the enforcement of the provisions of this Article X.

          Section 10.06 Subrogation. Upon the payment in full of all amounts payable under or in respect of the Senior

Indebtedness of the Company, the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until the Securities shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which Securityholders would be entitled except for the provisions of this Article X and no payment over pursuant to the provisions of this Article X to holders of such Senior Indebtedness by the Securityholders, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and the Securityholders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article X are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Securityholders, on the other hand.

          If any payment or distribution to which the Securityholders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case, the Securityholders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness of the Company in full.

          Section 10.07 Obligations of Company Unconditional. Nothing contained in this Article X or elsewhere in this Indenture or in any security is intended to or shall 'impair, as between the Company and the Securityholders, the obligations of the Company, which are absolute and unconditional, to pay to the Securityholders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Securityholders and creditors of the Company other than the holders of Senior Indebtedness or prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Indenture, subject to the rights, if any, under this Article X of the holders of such Senior Indebtedness in respect of cash, property or securities of the company received upon the exercise of any such remedy.

          Section 10.08 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until three Business Days after the Trustee shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness of the Company or from any trustee or agent therefor; and, prior to such time the Trustee shall be entitled to assume conclusively that no such facts exist. Nothing contained in this Section shall limit the right of the holders of Senior Indebtedness of the Company to recover payments as contemplated by Section 10.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of such Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a Representative on behalf of any such holder.

          Section 10.09 Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness of the Company at any time held by it to the same extent as any such holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          Section 10.10 Modification of Terms of Senior Indebtedness. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness including, without limitation, the waiver of default thereunder, may be made or done without notice to or assent from the Securityholders or the Trustee.

          No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of any Senior Indebtedness or of any of the terms, covenants, or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article X or of the Securities relating to the subordination thereof.

          Section 10.11 Trustee's Undertaking to Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Securityholders, the Company or any other person monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

          Section 10.12 Article X Not to Prevent Events of Default. The failure to make a payment on account of principal or interest on the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of any Event of Default under Section 6.01.

          Section 10.13 Officers' Certificate. If there occurs an event referred to in Section 10.02(a), (b) or (c), the Company shall promptly give to the Trustee an officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

          Section 10.14 Paying Agents Other Than the Trustee. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article X in addition to or in place of the Trustee.

          Section 10.15 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


                                   ARTICLE XI

                                    SECURITY

          Section 11.01 Pledge Agreement. In order to secure the due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity or otherwise, and interest on the overdue principal of and interest, if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, the Company will pledge and grant a security interest in and to all of its right, title and interest in and to the Pledged Shares pursuant to the Pledge Agreement and to the extent therein provided no later than the date of the first issuance of the Securities hereunder. At the time the Security Documents are executed, the Company will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the property constituting the Pledged Collateral, in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens, except the lien created by the Security Documents, and
               (a) will forever warrant and defend the title to the same against the claims of all Persons whatsoever,

               (b) will execute, acknowledge and deliver such further assignments, transfers, assurances or other instruments as may be required and

               (c) will do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee the security interest in the Pledged Collateral contemplated hereby and by the Security Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby in accordance with the terms of the Security Documents, according to the intent and purposes expressed herein and in the Security Documents. The Security Documents will create a direct and valid first-priority lien an the property constituting the Pledged Collateral, as set forth in the Security Documents.

          Section 11.02 Recording, Etc. The Company will cause, at its own expense, the Security Documents, this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the first priority liens of the Security Documents in and to the Pledged Collateral and to effectuate and preserve the security of the Securityholders and all rights of the Trustee. The Company shall furnish to the Trustee:

               (1) promptly upon the execution and delivery of this Indenture and the Security Documents, an opinion of Counsel stating that, in the opinion of such counsel, this Indenture, the Security Documents and the assignment of the Pledged Collateral intended to be made by the Security Documents has been delivered, recorded, registered and filed to the extent required to create and perfect the lien purported to be created by the Security Documents and this Indenture, and reciting the details of such action or referring to prior opinions of Counsel in which such details are given, and stating that no further delivery, recording, registering or filing is necessary to maintain the priority thereof as a direct and valid first priority lien on the Pledged Collateral (so long as the Pledged Collateral continue to be held by the pledgee, under the terms and provisions of the Security Documents) and further stating that all financing statements and mortgages have been executed and filed that are necessary to fully preserve and protect the rights of the Securityholders and the Trustee hereunder and under the Security Documents.

               (2) at each time the Company delivers to the Trustee an annual report in accordance with Section 4.02, an opinion of Counsel, dated no more than 15 days prior to such delivery, either:

                    (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture, all supplemental indentures, mortgages, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the lien of the Security Documents and this Indenture and reciting the details of such action or referring to prior opinions of Counsel in which such details are given, and stating that all mortgages, financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Securityholders and the Trustee hereunder and under the Security Documents, or

                   (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and assignment.

          To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

          Section 11.03 Suits to Protect the Collateral. Subject to the provisions of the Pledge Agreement and this Indenture, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or the Trustee).

          Section 11.04 Authorization of Receipt of Funds by Trustee under the Security Documents. The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, and make further distributions of such funds to the Holders according to the provisions of this Indenture.

          Section 11.05 Certain Sales, Exchanges, Etc.; Purchase Offer.

          (a) Notwithstanding anything to the contrary in this Article XI or elsewhere in the Indenture or the Securities, the Company may, from time to time, without the approval of the Holders or the Trustee, sell, exchange or otherwise dispose of (i) the Pledged Shares, (ii) the ATP Notes, or (iii) substantially all of the assets of, or merge or consolidate, General Plasma, to or with any other Person (each, an "Allowed Transaction") on the terms and conditions of this Section 11.05 and of Section 11.06.

          (b) If the Company shall engage in an Allowed Transaction in which it receives Net Proceeds, it shall make an offer (the "Transaction Purchase Offer") no later than 90 days following such Transaction to all Holders to apply not less than 75% of such Net Proceeds to purchase an amount of securities at a price which shall be equal to 100% of the principal amount thereof plus accrued interest (such aggregate purchase price being the "Allowed Transaction Payment"). The Company shall mail notice of the Transaction Purchase Offer to all Holders at their last registered address. The notice, which shall govern the terms of the Transaction Purchase offer, shall state:

               (1) that the offer is being made pursuant to Section 11.05 of this Indenture;

               (2) the Allowed Transaction Payment, the purchase price (including the amount of accrued interest) and the date of payment of the Allowed Transaction Payment;

               (3) that any Security not tendered or accepted for payment will continue to accrue interest;

               (4) that, unless the Company defaults in the making of the Allowed Transaction Payment, any Security accepted for payment pursuant to such offer shall cease to accrue interest after the date of payment of the Allowed Transaction Payment;

               (5) that Holders electing to have a Security purchased pursuant to the Transaction Purchase Offer will be required to surrender the Security to a specified tender or exchange agent at the address specified in the notice at least five days before the date of payment of the Allowed Transaction Payment and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee;

               (6) that Holders will be entitled to withdraw their election if the tender or exchange agent receives, not later than three days prior to the date of payment of the Allowed Transaction Payment, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

               (7) that if Securities in a principal amount (plus accrued interest) in excess of the Allowed Transaction Payment are tendered pursuant to the Transaction Purchase Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

               (8) that Holders whose Securities were purchased only in part will be issued new securities equal in principal amount to the unpurchased portion of the Securities.

          Before the date of payment of the Allowed Transaction Payment, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to such offer (on a pro rata basis if required pursuant to paragraph
(7) above), (ii) deposit with the Paying Agent money sufficient (together with any and all Net Proceeds then held by the Trustee and applicable to the Allowed Transaction Payment pursuant to paragraph (c) hereof) to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a Security equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of any Transaction Purchase offer on the date of payment of the Allowed Transaction Payment. For purposes of this Section, the Trustee shall act as the Paying Agent.

          (c) Notwithstanding the foregoing provisions of paragraph (a) of this
Section 11.05, in the event that the Allowed Transaction involves the sale, exchange or other disposition of any of the Pledged Shares or other Pledged Collateral, any and all Net Proceeds and Non-Cash Proceeds of such Allowed Transaction shall be deposited and pledged by the Company with the Trustee immediately upon receipt thereof as additional Pledged Collateral hereunder, to be held by the Trustee subject to the provisions of this Article XI and the Security Documents; provided, however, that in the event that the Company shall make any Transaction Purchase Offer required by paragraph (b) of this Section 11.05, the Trustee shall, upon receipt of an Officers' Certificate and/or such other evidence satisfactory to it that the Company has complied with the provisions of this Section 11.05 in connection with such Transaction
Purchase offer, apply and cause to be delivered to Holders of Securities, for application against and as part of the Allowed Transaction Payment, as provided in such paragraph (b), such amount of such Net Proceeds as shall be requested by the Company. Promptly following the making of the Allowed Transaction Payment in accordance with the provisions of such paragraph (b), the Company shall be entitled to obtain the release from the lien of this Indenture of any and all amounts of Net Proceeds theretofore deposited with the Trustee in connection with such Allowed Transaction and not applied against the Allowed Transaction Payment (such amounts being referred to herein as "Excess Net Proceeds") upon compliance with the provisions of paragraph (b) of Section 11.06 hereof.

          Section 11.06 Pledge of Non-Cash Proceeds and Release of Pledged Shares and Excess Net Proceeds.

          (a) Subject to the provisions of the Security Documents, the Company shall from time to time, promptly upon receipt thereof, cause to become Pledged Collateral hereunder any and all Non-cash Proceeds received upon an Allowed Transaction and shall be entitled to obtain the release of all or a portion of the Pledged Shares from the lien of the Indenture upon the occurrence of an Allowed Transaction involving the sale, exchange or other disposition of the Pledged Shares to be so released, upon satisfaction of the following conditions precedent:

               (1) in the case of any proposed release from the lien of the Indenture of any Pledged Shares, the Company shall deliver to the trustee a certificate or opinion which shall be made by an independent appraiser, as required by Section 314(d) of the TIA, as to the fair value of the Pledged Shares proposed to be so released, dated as of a date no more than 30 days prior to the date of any release, and such certificate or opinion shall state that the proposed release of such Pledged Shares will not impair the security interest hereunder or under the Security Documents in contravention of the provisions hereof or thereof;

               (2) in the event of an Allowed Transaction involving Non-Cash Proceeds, the Company shall have delivered a written notice to the Trustee that the Company intends to substitute any and all Non-Cash Proceeds for all or a portion of the Pledged Shares;

               (3) the Company shall deliver to the Trustee an Opinion of Counsel, stating the legal effect of any action under this Section 11.06, the steps necessary to consummate the same and to perfect the Trustee's first priority security interest in any and all

          Non-Cash Proceeds and that such action will not be in contravention of the provisions hereof or of the Security Documents;

               (4) the Company shall deliver to the Trustee all necessary documentation in order to substitute as security for the Secured Obligations (as such term is defined in the Pledge Agreement) any and all such Non-Cash Proceeds;

               (5) the Company shall deliver to the Trustee releases of any Liens that are to be released in connection with the substitution as collateral of Non-Cash Proceeds received upon such transaction, if any, in proper and recordable form so that the Trustee shall have a fully perfected first priority security interest in such Non-Cash Proceeds; and

               (6) at the time of the substitution or release of the Pledged Collateral, no Event of Default has occurred or is continuing.

          (b) Subject to the provisions of the Security Documents, the Company shall from time to time be entitled to obtain the release of any and all Excess Net Proceeds from the lien of the Indenture following an Allowed Transaction and Allowed Transaction Payment upon satisfaction of the following conditions precedent:

               (1) the Company shall have completed an Allowed Transaction in compliance with the provisions of paragraph (b) of Section 11.05 and shall have made the Allowed Transaction Payment in accordance with the terms thereof, and the Company shall so certify in an Officers' Certificate delivered to the Trustee;

               (2) if such Transaction required the pledging of Non-Cash Proceeds as Pledged Collateral under paragraph (a) of this Section 11.06, the Company shall have complied with the provisions in connection therewith and the company shall so certify in an Officers' Certificate delivered to the Trustee;

               (3) if and as required by Section 314(d) of the TIA, the Company shall deliver to the Trustee a certificate or opinion of an independent expert, which certificate or opinion shall state that in the opinion of such expert the proposed release will not impair the security of this Indenture in contravention of the provisions thereof; and

               (4) at the time of the release of Excess Net Proceeds, no Event of Default has occurred or is continuing.

          (c) The Holders, by their acceptance of the Securities, and the Trustee acknowledge that the release of the Pledged Collateral pursuant to this
Section 11.06 does not impair the security interests hereunder or under the Security Documents in contravention of the provisions hereof or thereof.

          Section 11.07 Termination of Security Interest. Upon the payment in full of all obligations of the Company under this Indenture and the Securities or upon the provision for the payment thereof in accordance with Article VIII, the Trustee shall, at the request of the Company together with an Officers' Certificate to such effect, take all action necessary to release the lien of this Indenture in and to all Pledged Collateral and shall re-deliver to the Company any and all such Collateral then held by the Trustee.


                                   ARTICLE XII

                                   CONVERSION

          Section 12.01 Conversion Privilege. A Holder of a Security may convert it into shares of Common Stock at any time during the period stated in paragraph 8 of the Securities; except that if a Security is called for redemption, a Holder may convert it at any time before the close of business on the date which is fifteen business days before the date fixed for redemption.

          The initial conversion rate and certain conditions of conversion are stated in paragraph 8 of the Securities. The conversion price is subject to adjustment. See Sections 12.06 through 12.12.

          A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

          Section 12.02 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered becomes a stockholder of record on the conversion date.

          No payment or adjustment will be made for original issue discount or accrued interest on a converted Security (except as provided in paragraph 8 of the Securities) or for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

          If a holder of a Security surrenders the Security for conversion during the period from the close of business on the record date next preceding any interest payment date to the opening of business on such interest payment date, the Security must be accompanied by payment of an amount equal to the cash interest payable on such interest payment date on the principal amount of the Security then being converted.

          The conversion rate shall not be adjusted at any time during the term of a Security for accrued original issue discount.

          If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

          Upon surrender of a Security that is converted in part, the Company shall execute and the Trustee shall deliver and authenticate for the Holder a new Security equal in principal amount of the unconverted portion of the Security surrendered.

          If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

          Section 12.03 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver its check based on the Closing Market Price of the Common Stock on the last trading date prior to the date of conversion of a fractional share. The Closing Market Price of a fraction of a share is determined as follows: multiply the Closing Market Price of a full share by the fraction and round the result to the nearest cent.

          Section 12.04 Taxes on Conversion. If a Holder of a Security converts it, the Company shall pay any documentary stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The Holder, however, shall pay any such tax which is due because the shares are issued in a name other than his.

          Section 12.05 Company to Provide Stock. The Company shall reserve out of its authorized but unissued shares of Common Stock or its shares of Common Stock held in treasury sufficient shares of Common Stock to permit the conversion of the Securities at all times.

          All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and nonassessable.

          In order that the Company may issue shares of Common Stock upon conversion of the Securities, the Company will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed or have such shares of Common Stock approved for quotation through the National Association of Securities Dealers National Market System ("NMS").

          Section 12.06 Adjustment for Change in Capital Stock. If the Company:

               (1) pays a dividend in shares of its Common Stock to holders of Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) pays a dividend on its Common Stock in shares of its capital stock other than Common Stock or makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (5) issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter converted may receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

          For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

          If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall determine the allocation of the adjusted conversion price between or among the classes of capital stock. After such allocation, the conversion price of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Indenture.

          Section 12.07 Adjustment for Rights Issue. If the Company issues any rights or warrants to all or substantially all holders of shares of its Common Stock entitling them after the record date mentioned below to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Closing Market Price per share on that record date, the conversion price shall be adjusted in accordance with the formula:

                                   N x P
                                   -----
                          C' = C x O + M
                                   -----
                                   O + N

          where:

          C' =  the adjusted conversion price

          C  =  the then current conversion price

          O = the number of shares of Common Stock outstanding on the record date.

          N  =  the number of additional shares of Common Stock offered.

          P  =  the offering price per share of the additional shares.

          M = the Closing Market Price per share of Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. if all of the shares of Common Stock or securities convertible into shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion rate shall promptly be readjusted to the conversion rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock (or securities convertible into shares of Common Stock) issued upon the exercise of such rights or warrants.

          Section 12.08 Adjustment for other Distributions. If the Company distributes to all or substantially all holders of shares of its Common Stock any assets or general evidences of indebtedness or any rights or warrants to purchase assets or general evidences of indebtedness of the Company, then the conversion price shall be adjusted in accordance with the formula:

                          C' = C x (O x M) - F
                                   -----------
                                     (O x M)

          where:

          C' =  the adjusted conversion price.

          C  =  the then current conversion price.

          O = the number of shares of Common Stock outstanding on the record date mentioned below.

          M = the Closing Market Price per share of Common Stock on the record date mentioned below.

          F = the fair market value on the record date as determined by the Board of Directors of the assets or general evidences of indebtedness distributed.

          The adjustment shall be made successively whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This Section does not apply to cash dividends or cash distributions to which Section 4.13 applies. Also, this Section does not apply to rights or warrants referred to in Section 12.07.

          Section 12.09 Mandatory Adjustment. Notwithstanding any other provisions of this Article XII, in the event that at July 31, 1991, the conversion price shall be greater than 150%
of the average Closing Market Price of the Common Stock for the thirty (30) consecutive trading days ending on or immediately prior to such date, then, effective as of the following August 1, the conversion price shall be reduced to 150% of such average Closing Market Price; provided, however, that in no event shall the conversion price be reduced hereby to less than $3.00 per share.

          Section 12.10 Voluntary Adjustment. The Company at any time may decrease the conversion price, temporarily or otherwise, by any amount but in no event shall such conversion price result in the issuance of Common Stock at a price less than the par value of the Common Stock at the time such decrease is made. Any such decreased conversion price shall be available for at least 20 days from the date on which notice of such decrease is filed with the Trustee pursuant to Section 12.13 hereof, and such decrease shall be irrevocable during such period. The Company shall notify Securityholders at least 15 days prior to the date on which the reduced conversion price takes effect.

          Section 12.11 When Adjustment May Be Deferred. No adjustment in the conversion price need be made unless cumulative adjustments equal at least $.25. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. No adjustment of the conversion price will be made for cash distributions or cash dividends paid out of current or undistributed net income or retained earnings.

          All calculations under this Article XII shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

          Section 12.12 When Adjustment is Not Required. Except as set forth in
Section 12.07, no adjustment in the conversion price shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or securities carrying the right to purchase shares of Common Stock or such convertible or exchangeable securities.

          Furthermore, no adjustment in the conversion price need be made under this Article XII for the sale of shares of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest or in the event the par value of the Common Stock is changed.

          Section 12.13 Notice of Adjustment. Whenever the conversion price is adjusted, the Company shall calculate the adjustment to be made and shall promptly mail Securityholders a notice of the adjustment and file with the Trustee an officers, Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

          Section 12.14 Notice of Certain Transactions.  If:

               (1) the Company takes any action which would require an adjustment in the conversion price;

               (2) the Company proposes to consolidate with or merge with or into, or transfer all or substantially all or its assets to, another corporation; or

               (3) there is a proposed dissolution or liquidation of the Company,

a Holder of a Security may desire to convert it into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Securityholders and the Trustee a notice stating any such proposed record or effective date, as the case may be, by first-class mail at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

          Section 12.15 Consolidation, Merger or Sale of the Company. If the Company is a party to a transaction described in Section 5.01 or a merger which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall enter into a supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities or cash or other assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article
XII. The successor corporation shall mail by first-class mail to each Securityholder a notice describing the supplemental indenture.

          If this Section applies, Sections 12.06, 12.07 and 12.08 shall not apply.

          Section 12.16 Company Determination Final. Any determination which the Board of Directors must make pursuant to Sections 12.03, 12.06 or 12.08 is conclusive, absent manifest error.

          Section 12.17 Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 12.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article XII.

          Section 12.18 No Conversion Under Certain Circumstances. Notwithstanding any other provision of this Article XII or the Securities, without the prior written consent of a majority of the Continuing Directors, no Holder may convert Securities into shares of Common Stock if and so long as such Holder, along with all other persons constituting a group (within the meaning of Section 13(d)(3) of the Exchange Act) with such Holder, together with any affiliates and associates thereof, beneficially owns (within the meaning of Rule 13d-3 (or successor provision or provisions) under the Exchange Act, which includes shares of Common Stock which such Holder has a right to acquire within sixty (60) days) more than an aggregate of 20% of the shares of Common Stock (computed as provided in said Rule).

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 13.02 Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                     if to the Company:

                         The Alpine Group, Inc.
                         Three University Plaza
                         Hackensack, New Jersey 07601

                         Attention: Chairman

                     if to the Trustee:

                         IBJ Schroder Bank & Trust
                           Company
                         One State Street
                         New York, New York 10004

                         Attention: Corporate Trust Department
                                     Fourteenth Floor

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered, certified or first-class mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication to a Securityholder shall be mailed by first-class mail, postage prepaid, or other equivalent means to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All notices or communications shall be in writing.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          Section 13.03 Communications by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 13.04 Certificate and opinion as to Conditions Precedent. Upon any request or application by the Company or any other obligor upon the Securities to the Trustee to take any action under this Indenture, the Company or such obligor, as the case may be, shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each party making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such party, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such party, such condition or covenant has been complied with;

provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

          Section 13.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 13.07 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 13.08 No Recourse Against Others. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

          Section 13.09 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 13.10 Governing Law. The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflicts of laws rules thereof.

          Section 13.11 No Adverse Interpretation of other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 13.13 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                              SIGNATURES:

            Dated:                            THE ALPINE GROUP, INC.

            Attest:                           By:
                                                 ---------------------------

                                              Title:
                                                 ---------------------------



            Dated:                            IBJ SCHRODER BANK & TRUST COMPANY,
                                                               Trustee


            Attest:                           By:
                                                 ---------------------------

                                              Title:
                                                 ---------------------------